Exhibit 23

Consent of L.E.K. Consulting LLC

L.E.K. Consulting LLC (“L.E.K.”) hereby consents to the use of L.E.K.’s name and the statements attributed to L.E.K. in the periodic reports of Aegerion Pharmaceuticals, Inc. (the “Company”) filed with the Securities and Exchange Commission, and any amendments thereto (collectively, the “Periodic Reports”), provided that the statements attributed to L.E.K and the use of L.E.K.’s name in the Periodic Reports are in the same form as the statements attributed to L.E.K. and the use of L.E.K.’s name in the Company’s Registration Statement on Form S-1 (Registration No: 333-1687214) dated September 17, 2010.

L.E.K. CONSULTING LLC

/s/ Shuba Satyaprasad
Shuba Satyaprasad, Esq.
General Counsel

December 1, 2010

Boston, MA

2